UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2015

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

DELAWARE	000-51436	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 Route 25A, No. 2

East Setauket, New York 11733

(Address of principal executive offices)

Registrant’s telephone number, including area code: 631 942 7959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement

Effective March 17,2015, the Company entered into a Securities Purchase Agreement with an accredited investor pursuant to which the purchaser purchased 175,000 shares (the “Preferred Shares”) of the Company’s Series A Convertible Preferred Stock at a per share price of $10.00, representing an aggregate purchase price of $1,750,000. The Preferred Shares have a dividend of 1% of the annual net revenue of the Company until converted or redeemed. Each Preferred Share may be converted, at the option of the holder, into 12.5 common shares (subject to customary anti-dilution provisions) and the Preferred Shares are subject to mandatory conversion at the conversion rate in the event of a merger or sale transaction resulting in gross proceeds to the Company of at least $21,875,000. If fully converted, the Preferred Shares would convert into 2,187,500 shares of common stock, representing an effective price per common share of $0.80.

The Company has the right to redeem the Preferred Shares up to the fifth anniversary of the closing date at a per-share price equal to $50.00.

The foregoing summary of the terms of the Preferred Shares are subject, and qualified in their entirety, by the Certificate of Designations attached hereto as Exhibit 4.01.

Also, effective March 17, 2015, Dr. John Kovach, the Company’s Chief Executive Officer, converted $92,717 of advances to the Company into 92,717 shares of the Company’s common stock. The conversion was approved by the Company’s board of directors.

Item 3.02 Unregistered Sales of Equity Securities

As stated in Item 1.01, above, which information is hereby incorporated by reference, effective as of March 17, 2015, the Company sold to one purchaser the Preferred Shares. The Company received proceeds of $1,750,000. The proceeds from the sale of the Preferred Shares will be used for working capital and general corporate purposes principally in connection with the Company’s ongoing Phase 1 clinical trial. Also as stated in Item 1.01, above, effective as of March 17, 2015, the Company issued to Dr. John Kovach 92,717 shares of the Company’s common stock in connection with previous advances by Dr. Kovach aggregating $92,717.

The Preferred Shares issued to the investor and the common shares issued to Dr. Kovach were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption from registration contained in Section 4(2) of the Act. Such securities (including the shares of common stock which may be issuable upon conversion of the Preferred Shares) may not be re-offered or sold in the United States in the absence of a registration statement or exemption for the registration requirements of the Act.

Item 8.01 Other Events

On March 18, 2015, the Company issued a press release regarding the sale of the Preferred Shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2015	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ JOHN S. KOVACH
John S. Kovach, Chief Executive Officer

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Index to Exhibits

Exhibit No.	Description

4.01	Certificate of Designations for the Company’s Series A Convertible Preferred Stock.

99.1	Press Release.

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